United States
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 12, 2012

NGP Capital Resources Company
(Exact name of registrant as specified in its charter)

Maryland	814-00672	20-1371499
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

909 Fannin, Suite 3800 Houston, Texas	77010
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:   (713) 752-0062

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):
[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01. Regulation FD Disclosure.

On July 12, 2012, the Registrant issued a press release announcing that it has advanced an additional $25.0 million to ATP Oil & Gas Corporation ("ATP") of Houston, Texas, under its limited-term overriding royalty interest in certain offshore oil and gas producing properties operated by ATP in the Gulf of Mexico.

In the same press release, the Registrant announced that it acquired $50.0 million of redeemable Preferred Units in a private oil and gas limited partnership engaged in the acquisition, exploration and development of oil and natural gas properties in South Louisiana and the shallow waters of the Gulf of Mexico. The text of the press release is included as Exhibit 99.1 to this Form 8-K.

The information disclosed under this Item 7.01, including Exhibit 99.1 hereto, is being furnished and shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and shall not be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended, except as expressly set forth by specific reference in such filing.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

99.1 Press Release dated July 12, 2012

SIGNATURE

    Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NGP Capital Resources Company
Date: July 12, 2012	By: /s/ L. SCOTT BIAR L. Scott Biar Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release dated July 12, 2012